Exhibit 99.1

STANDARD DIVERSIFIED INC. REPORTS FINANCIAL RESULTS FOR ITS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2018

NEW YORK, NY, March 11, 2019 – Standard Diversified Inc. (the “Company”) (NYSE American: SDI) today announced its financial results for the fourth quarter and year ended December 31, 2018. In addition to its Annual Report on Form 10-K filed with the Securities and Exchange Commission, the Company will also make available an updated Investor Presentation on its corporate website at www.standarddiversified.com.

2018 Fourth Quarter Highlights
•
Total revenues increased 39.8% to $102.9 million as a result of strong growth at Turning Point Brands, Inc. (NYSE: TPB) and the addition of $7.1 million of earned insurance premiums from Maidstone Insurance Company, which the Company acquired on January 2, 2018

•	Net loss attributable to SDI was $3.0 million or $(0.18) per diluted share

2018 Annual Highlights
•
Total revenues increased 28.0% to $365.8 million as a result of strong growth at Turning Point Brands, Inc. (NYSE: TPB) and the addition of $28.6 million of earned insurance premiums from Maidstone Insurance Company, which the Company acquired on January 2, 2018

•	Net income attributable to SDI was $2.4 million, or $0.13 per diluted share

About Standard Diversified Inc.
Standard Diversified Inc. is a holding company that owns and operates subsidiaries in a variety of industries, including insurance, other tobacco products and outdoor advertising. For more information about the Company, please visit the Company’s website at www.standarddiversified.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements.

Contact Information:
Adam Prior
The Equity Group Inc.
Phone: (212) 836-9606
aprior@equityny.com

Standard Diversified Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in thousands except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Net sales	$94,972	$73,575	$335,128	$285,801
Insurance premiums earned	7,109	-	28,648	-
Net investment income	172	-	851	-
Other income	601	-	1,158	-
Total revenues	102,854	73,575	365,785	285,801

Operating costs and expenses:
Cost of sales	56,189	41,313	192,336	160,835
Selling, general and administrative expenses	29,242	22,510	99,479	77,865
Incurred losses and loss adjustment expenses	8,214	-	25,221	-
Other operating expenses	3,119	-	8,631	-
Total operating costs and expenses	96,764	63,823	325,667	238,700
Operating income	6,090	9,752	40,118	47,101

Interest expense	4,681	3,894	17,237	16,904
Interest and investment income	(116)	(140)	(736)	(517)
Loss on extinguishment of debt	-	-	2,384	6,116
Net periodic benefit (income) expense, excluding service cost	(45)	6	131	180
Income before income taxes	1,570	5,992	21,102	24,418
Income tax expense	2,132	3,430	6,285	7,280
Net income (loss)	(562)	2,562	14,817	17,138
Net income attributable to noncontrolling interests	(2,474)	(1,715)	(12,436)	(6,761)
Net income (loss) attributable to Standard Diversified Inc.	$(3,036)	$847	$2,381	$10,377

Net income (loss) attributable to SDI per Class A and Class B Common Share – Basic	$(0.18)	$0.05	$0.14	$0.49
Net income (loss) attributable to SDI per Class A and Class B Common Share – Diluted	$(0.18)	$0.05	$0.13	$0.48
Weighted Average Class A and Class B Common Shares Outstanding – Basic	16,929,066	16,387,398	16,697,542	21,223,884
Weighted Average Class A and Class B Common Shares Outstanding – Diluted	16,929,066	16,401,604	16,747,585	21,289,466

Standard Diversified Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands except share data)

	December 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$21,201	$18,219
Fixed maturities available for sale, at fair value; amortized cost $32,474 in 2018	32,132	-
Equity securities, at fair value; cost: $794 in 2018	693	-
Trade accounts receivable, net of allowances of $42 in 2018 and $17 in 2017	2,901	3,249
Premiums receivable	5,858	-
Inventories	91,237	63,296
Other current assets	15,045	10,851
Property, plant and equipment, net	27,741	9,172
Deferred income taxes	-	450
Deferred financing costs, net	870	630
Intangible assets, net	38,325	26,436
Deferred policy acquisition costs	2,279	-
Goodwill	146,696	134,620
Master Settlement Agreement (MSA) escrow deposits	30,550	30,826
Other assets	6,415	965
Total assets	$421,943	$298,714

LIABILITIES AND EQUITY
Reserves for losses and loss adjustment expenses	$27,330	$-
Unearned premiums	12,707	-
Advance premiums collected	500	-
Accounts payable	9,225	3,686
Accrued liabilities	23,883	20,014
Current portion of long-term debt	9,431	7,850
Revolving credit facility	26,000	8,000
Notes payable and long-term debt	208,616	186,190
Deferred income taxes	2,711	-
Postretirement benefits	3,096	3,962
Asset retirement obligations	2,028	-
Other long-term liabilities	1,687	571
Total liabilities	327,214	230,273

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value; authorized shares 50,000,000; -0- issued and outstanding shares	-	-
Class A common stock, $0.01 par value; authorized shares, 300,000,000; 9,156,293 issued and 9,052,801 outstanding shares at December 31, 2018 and 8,348,373 issued and outstanding at December 31, 2017, respectively	91	83
Class B common stock, $0.01 par value; authorized shares, 30,000,000; 7,801,995 and 8,041,525 issued and outstanding shares at December 31, 2018 and December 31, 2017, respectively; convertible into Class A shares on a one-for-one basis	78	81
Additional paid-in capital	81,261	70,813
Class A Treasury stock, 103,492 and 0 common shares at cost at December 31, 2018 and 2017	(1,440)	-
Accumulated other comprehensive loss	(1,683)	(1,558)
Accumulated deficit	(24,613)	(26,982)
Total stockholders' equity	53,694	42,437
Noncontrolling interests	41,035	26,004
Total equity	94,729	68,441
Total liabilities and equity	$421,943	$298,714